AMENDMENT TO PARTICIPATION  AGREEMENT

THIS AMENDMENT  TO THE PARTICIPATION  AGREEMENT  is made as of this
31st day of December, 2013 by and between AIM VARIABLE INSURANCE FUNDS (INVESCO
VARIABLE    INSURANCE    FUNDS)   ("AVIF   (IVIF)"),   a    Delaware    Trust,    INVESCO

DISTRIBUTORS, INC., a Delaware corporation ("INVESCO") and PRUCO LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Arizona ("Prudential"), on its own behalf and on behalf of each segregated asset account of the Life Company as set forth on Schedule A of the Agreement. Capitalized terms not otherwise defined herein sha11 have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, AVIF (IVIF) and Prudential are parties to a certain Participation Agreement dated September 21, 1996 (the "Agreement" ), in which Prudential offers to the public  certain variable annuity contracts and variable life insurance contracts; and

WHEREAS, Prudential has established operational capabilities to utilize the National Securities Clearing Corporation's ("NSCC") Mutual Fund Settlement, Entry and Registration verification system ("Fund/SERV"); and

WHEREAS, the parties desire to process purchase and redemption orders through the Fund/SERV system; and

WHEREAS, the parties now desire to further modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

I .	Section 2. Processing Transactions is amended to include the following disclosure before section 2.1(a) :

The parties agree that they will ordinarily use the Fund/SERV system when Prudential has the operational capacity to do so. When using Fund/SERV, the following applies:

Same Day Trades. On each Business Day, the Prudential sha11 aggregate all purchase orders and redemption orders for each Account received by Prudential prior to 4:00 p.m. Eastern time ("Day l"). Prudential shall communicate to AVIF (IVIF) by  Fund/SERV,  the  aggregate purchase  order and redemption orders (if any) for each Account received by 4:00 p.m. Eastern time on Day 1 by no later than the NSCC's Defined Contribution Clearance & Settlement ("DCC&S") Cycle 8 (generally 7:30 a.m. Eastern time) on the following Business Day ("Day 2"). AVIF (IVIF) shall treat a11 trades communicated to  AVIF (IVIF) in accordance with the foregoing as if received prior to 4:00 p.m. Eastern time - on Day 1. Prudential represents that orders it receives after 4:00 p.m. Eastern time ("Day 2") will be transmitted to AVIF (IVIF) using the following Business Day's net asset value.

2.     Ratification and Confinnation  of Agreement.  In the event of a conflict between  the tenns of this Amendment and the Agreement, it is the intention of the parties that the tenns of  this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent  the provisions of the Agreement have not been amended by this Amendment, the parties hereby confinn and ratify the Agreement.

3. Counteroarts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.     Full Force and Effect. Except as expressly supplemented, amended or consented  to hereby, all of the representations, warranties, tenns, covenants and conditions of the Agreement  shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

                                    AIM VARIABLE INSURANCE FUNDS
                                    (INVESCO VARIABLE INSURANCE FUNDS)

                                     By: /s/ John M. Zerr
                                    --------------------------------------
                                    Name:  John M. Zerr
                                    Title: Senior Vice President

                                     INVESCO DISTRIBUTORS, INC.

                                     By: /s/ Brian Thorp
                                     -------------------------------------
                                     Name:  Brian Thorp
                                     Title: Vice President

                                     PRUCO LIFE INSURANCE COMPANY

                                     By: /s/ Timothy Cronin
                                    -------------------------------------
                                     Name: Timothy Cronin
                                     Title: Executive Vice President